U.S. SECURITIES AND EXCHANGE COMMISSION
                                   Washington, D.C. 20549

                                         FORM S-8 POS
                                       (Amendment No 2)

               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                  URBANA.CA, INC.
           (Exact name of registrant as specified in its charter)

                Nevada                               88-0393257
       (State of Incorporation)               (I.R.S. Employer ID No.)

750 West Pender Street, Suite 804, Vancouver, British Columbia   V6C 2T8
     (Address of principal executive offices)                  (Zip Code)

                            Amended and Restated
      Retainer Stock Plan for Non-Employee Directors and Consultants
                           (Full title of the Plan)

               Brian F. Faulkner, A Professional Law Corporation,
         3900 Birch Street, Suite 113, Newport Beach, California 92660
                   (Name and address of agent for service)

                                 (949) 975-0544
      (Telephone number, including area code, of agent for service)

                    CALCULATION OF REGISTRATION FEE

Title of         Amount to be    Proposed    Proposed   Amount of
Securities       Registered      Maximum     Aggregate  Registration
to be                            Offering    Offering   Fee
Registered                       Price Per   Price
                                 Share (1)
Common
Stock              580,000       $0.001      $580          $0.14

(1)  This offering price per share is established under Rule
457(h)(1) pursuant to the deemed issuance price as set forth in the Retainer Stock Plan for Non-Employee Directors and Consultants, attached as Exhibit 4.1 to this Form S-8.

                               PART I
            INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.   PLAN INFORMATION.

See Item 2 below.

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

The documents containing the information specified in Part I, Items 1 and 2, will be delivered to each of the participants in accordance with Form S-8 and Rule 428 promulgated under the Securities Act of 1933. The participants shall provided a written statement notifying them that upon written or oral request they will be provided, without charge, (i) the documents incorporated by reference in Item 3 of Part II of the registration statement, and
(ii) other documents required to be delivered pursuant to Rule
428(b). The statement will inform the participants that these documents are incorporated by reference in the Section 10(a) prospectus, and shall include the address (giving title or department) and telephone number to which the request is to be directed.

                               PART II
           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following are hereby incorporated by reference:

(a) The Registrant's latest annual report on Form 10-KSB for the fiscal year ended December 31, 2000.

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Form 10-KSB referred to in (a) above.

(c) A description of the securities of the Registrant is contained in a Form SB-2/A filed on March 27, 2001.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL.

No named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in the small business issuer, or was a promoter, underwriter, voting trustee, director, officer, or employee of the Registrant.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Limitation of Liability.

No director of the Registrant will have personal liability to the Registrant or any of its stockholders for monetary damages for breach of fiduciary duty as a director or officers involving any act or omission of any such director or officer. The foregoing provision shall not eliminate or limit the liability of a director:

for any breach of the director's duty of loyalty to the Registrant or its stockholders;

for acts of omissions not in good faith or, which involve intentional misconduct or a knowing violation of law;

under applicable Sections of the Nevada Revised Statutes;

the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes; or

for any transaction from which the director derived an improper personal benefit.

Any repeal or modification of this Article by the stockholders of the Registrant shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the Registrant for acts or omissions prior to such repeal or modification.

Indemnification.

The bylaws of the Registrant provide the following with respect to indemnification:

Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the Registrant or is or was a director or officer of the Registrant or is or was serving at the request of the Registrant or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the General Corporation Law of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Registrant as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Registrant. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article.

The board of directors may cause the Registrant to purchase and maintain insurance on behalf of any person who is or who was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Registrant would have the power to indemnify such person.

The board of directors may from time to time adopt further
Bylaws with respect to indemnification and may amend these and such Bylaws to provide at all times the fullest indemnification permitted by the Nevada Revised Statutes.

NRS 78.7502 Discretionary and mandatory indemnification of officers, directors, employees and agents: General provisions.

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

NRS 78.751 Authorization required for discretionary indemnification; advancement of expenses; limitation on indemnification and advancement of expenses.

Any discretionary indemnification under NRS 78.7502 unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

By the stockholders;

By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

The indemnification and advancement of expenses authorized in NRS 78.7502 or ordered by a court pursuant to this section:

Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

NRS 78.752 Insurance and other financial arrangements against liability of directors, officers, employees and agents.

A corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

The other financial arrangements made by the corporation pursuant to subsection 1 may include the following:

The creation of a trust fund.

The establishment of a program of self-insurance.

The securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation.

The establishment of a letter of credit, guaranty or surety.

No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by the corporation or any other person approved by the board of directors, even if all or part of the other person's stock or other securities is owned by the corporation.

In the absence of fraud:

The decision of the board of directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and

The insurance or other financial arrangement:

Is not void or voidable; and

Does not subject any director approving it to personal liability for his action, even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

A corporation or its subsidiary which provides self-insurance for itself or for another affiliated corporation pursuant to this section is not subject to the provisions of Title 57 of NRS.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

The Exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.

ITEM 9. UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(h) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of Cambridge, Province of Ontario, on June 26, 2001.

                                                Urbana.ca, Inc.

                                                By:  /s/ David M. Groves
                                                David M. Groves, President

                           Special Power of Attorney

The undersigned constitute and appoint David M. Groves their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-
effective amendments, to this Form   S-8 POS Registration
Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature                    Title                             Date

/s/ David M. Groves        President/Chief Executive          June 26, 2001
David M. Groves            Officer/Director

/s/  Greg Alexanian        Director                           June 26, 2001
Greg Alexanian

/s/  Robert S. Tyson       Vice President/Secretary/Treasurer June 26, 2001
Robert S. Tyson           (principal financial and
                           accounting officer)/Director

/s/  Rick Whittaker        Vice President, Business           June 26, 2001
Rick Whittaker             Development/Director

                               EXHIBIT INDEX


Number                             Exhibit Description

4.1     Retainer Stock Plan for Non-Employee Directors and
        Consultants (incorporated by reference to Exhibit 4.1 of the Form S-8 filed on February 24, 2000).

4.2     Consulting Agreement between the Registrant and Jacob
        Angrest, dated March 29, 2001 (see below).

4.3     Amended and Restated Retainer Stock Plan for Non-
        Employee Directors and Consultants, dated April 1, 2001
       (see below).

4.4     Media Consulting Contract between the Registrant and
        Loretta Paul, doing business as Gruntwerk Media
        Enterprises, dated April 2, 2001 (see below).

4.5     Agreement for Consulting Services between Urbana.ca
        Enterprises Corp. and Mark Enchin, dated April 20, 2001
       (see below).

4.6 Consulting Services Agreement between the Registrant and William Haseltine, dated June 8, 2001 (see below).

5       Opinion Re: Legality (see below).

23.1    Consent of Accountant (see below).

23.2    Consent of Counsel (see below).

                                    EX-4.2

                           CONSULTING AGREEMENT


This Consulting Agreement (the "Agreement") is made this 29th day of March, 2001.

BETWEEN Jacob Angrest, (the "Consultant") of 2063 Mill Avenue,
Brooklyn, New York, 11234

AND

Urbana.ca, Inc. (the "Company") a Nevada Corporation with offices located at 750 West Pender Street, Suite 804, Vancouver,
BC, Canada, V6C-2T8.

WHEREAS the Consultant possesses certain expertise and ability to oversee the development of certain software applications required by the Company as an overlay feature to its LocalNet portals; and,

WHEREAS the Company requires the completion of certain software as described herein.

NOW THEREFORE the parties named herein agree to retain the Consultant to complete the overlay feature software under the terms and conditions described herein.

                                   TERMS

1. Deliverables

Within the time of completion as described herein, the Consultant shall complete and deliver all source codes, access codes, encryption codes and access to version .1.0 of the Portal Overlay software to be used exclusively by the Company as a user feature of its LocalNet Portals. Furthermore, the software shall be tested by Urbana technicians prior to acceptance.

2. Term of Engagement

This agreement shall be effective from the date first written above for a period of 120 days and shall be cancelable by either party on 30 days written notice.

3. Effect of Termination

In the event of termination by either party, all work product completed to the date of notice shall be deliverable to the Company. All work product and underlying code(s) are the property of the Company.

4. Retainer and Expenses

Consultant agrees to accept a retainer and payment for all deliverables and expenses of 150,000 common shares in the capital of the Company. Said shares shall be unrestricted and be validly issued as fully paid. The shares shall be issued to Jacob Angrest and delivered to the address of the Consultant as it appears above.

5. Conditions and Effective Date

This agreement shall not take effect and Consultant shall have no obligations under this Agreement until such time as the shares issued in consideration of performance of this Agreement are issued and registered.

6. Assignment

This Agreement may not be assigned by either party without the written consent of the other party. Such consent shall not be unreasonably withheld.

7. Jurisdiction

Any disputes arising from this Agreement shall be settled under the laws of the State of Nevada.

8. Entire Agreement

This contract represents the entire agreement between the parties named herein. It is acknowledged by both parties that they may be required to enter into certain agreements or file disclosure documents with the SEC in the course of registering the shares described herein.

IN WITNESS WHEREOF, this contract is entered into as of the day first written above.

URBANA.CA, INC.                                   CLIENT


By: /s/  David M. Groves                         /s/  Jacob Angrest
David M. Groves                                  Jacob Angrest
Title: President/CEO

                                  EX-4.3

                             AMENDED AND RESTATED
                               URBANA.CA, INC.
                           RETAINER STOCK PLAN FOR
                  NON-EMPLOYEE DIRECTORS AND CONSULTANTS

1.  Introduction.

This plan shall be known as the "Amended and Restated Urbana.ca, Inc. Retainer Stock Plan For Non-Employee Directors and
Consultants" is hereinafter referred to as the "Plan". The purposes of the Plan are to enable Urbana.ca, Inc., a Nevada corporation ("Company"), to promote the interests of the Company and its shareholders by attracting and retaining non-employee
Directors and Consultants capable of furthering the future success of the Company and by aligning their economic interests more closely with those of the Company's shareholders, by paying their retainer or fees in the form of shares of the Company's common stock, par value one tenth of one cent ($0.001) per share ("Common Stock").

2.  Definitions.

The following terms shall have the meanings set forth below:

"Board" means the Board of Directors of the Company.

"Change of Control" has the meaning set forth in Section 12(d).

"Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder. References to any provision of the Code or rule or regulation thereunder shall be deemed to include any amended or successor provision, rule or regulation.

"Committee" means the committee that administers the Plan, as more fully defined in Section 13.

"Common Stock" has the meaning set forth in Section 1.

"Company" has the meaning set forth in Section 1.

"Deferral Election" has the meaning set forth in Section 6.

"Deferred Stock Account" means a bookkeeping account maintained by the Company for a Participant representing the Participant's interest in the shares credited to such Deferred Stock
Account pursuant to Section 7.

"Delivery Date" has the meaning set forth in Section 6.

"Director" means an individual who is a member of the Board of Directors of the Company.

"Dividend Equivalent" for a given dividend or other distribution means a number of shares of Common Stock having a Fair Market Value, as of the record date for such dividend or distribution, equal to the amount of cash, plus the fair market value on the date of distribution of any property, that is distributed with respect to one share of Common Stock pursuant to such dividend or distribution; such fair market value to be determined by the Committee in good faith.

"Effective Date" has the meaning set forth in Section 3.

"Exchange Act" has the meaning set forth in Section 13(b).

"Fair Market Value" means the mean between the highest and lowest reported sales prices of the Common Stock on the NYSE Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Common Stock is listed or on NASDAQ on the last trading day prior to the date with respect to which the Fair Market Value is to be determined.

"Participant" has the meaning set forth in Section 4.

"Payment Time" means the time when a Stock Retainer is payable to a Participant pursuant to Section 5 (without regard to the effect of any Deferral Election).

"Stock Retainer" has the meaning set forth in Section 5.

"Third Anniversary" has the meaning set forth in Section 6.

3.  Effective Date of the Plan.

The Plan shall be effective as of April 1, 2001 ("Effective Date"), provided that it is approved by the Board.

4.  Eligibility.

*Each individual who is a Director or Consultant on the Effective
Date and each individual who becomes a Director or Consultant thereafter during the term of the Plan, shall be a participant
("Participant") in the Plan, in each case during such period as such individual remains a Director or Consultant and is not an employee of the Company or any of its subsidiaries. Each credit of shares of Common Stock pursuant to the Plan shall be evidenced by a written agreement duly executed and delivered by or on behalf of the Company and a Participant, if such an agreement is required by the Company to assure compliance with all applicable laws and regulations.

5.  Grants of Shares.

Commencing on the Effective Date, the amount for service to directors or consultants shall instead be payable in shares of Common Stock ("Stock Retainer") pursuant to this Plan at the deemed issuance price of one tenth of one cent ($0.001) per Share.

6.  Deferral Option.

From and after the Effective Date, a Participant may make an election (a "Deferral Election") on an annual basis to defer delivery of the Stock Retainer specifying which one of the following way the Stock Retainer is to be delivered: (a) on the date which is three years after the Effective Date for which it was originally payable ("Third Anniversary"), (b) on the date upon which the Participant ceases to be a Director or Consultant for any reason ("Departure Date") or (c) in five equal annual installments commencing on the Departure Date ("Third Anniversary" and "Departure Date" each being referred to herein as a "Delivery Date"). Such Deferral Election shall remain in effect for each Subsequent Year unless changed, provided that, any Deferral Election with respect to a particular Year may not be changed less than six (6) months prior to the beginning of such Year and provided, further, that no more than one Deferral Election or change thereof may be made in any Year.

Any Deferral Election and any change or revocation thereof shall be made by delivering written notice thereof to the Committee no later than six (6) months prior to the beginning of the Year in which it is to be effected; provided that, with respect to the Year beginning on the Effective Date, any Deferral Election or revocation thereof must be delivered no later than the close of business on the thirtieth (30th) day after the Effective Date.

7.  Deferred Stock Accounts.

The Company shall maintain a Deferred Stock Account for each Participant who makes a Deferral Election to which shall be credited, as of the applicable Payment Time, the number of shares of Common Stock payable pursuant to the Stock Retainer to which the Deferral Election relates. So long as any amounts in such Deferred Stock Account have not been delivered to the Participant under
Section 8, each Deferred Stock Account shall be credited as of the payment date for any dividend paid or other distribution made with respect to the Common Stock, with a number of shares of Common Stock equal to (a) the number of shares of Common Stock shown in such Deferred Stock Account on the record date for such dividend or distribution multiplied by (b) the Dividend Equivalent for such dividend or distribution.

8.  Delivery of Shares.

(a) The shares of Common Stock in a Participant's Deferred Stock Account with respect to any Stock Retainer for which a Deferral Election has been made (together with dividends attributable to such shares credited to such Deferred Stock Account) shall be delivered in accordance with this Section 8 as soon as practicable after the applicable Delivery Date. Except with respect to a Deferral Election pursuant to Section 6(c), or other agreement between the parties, such shares shall be delivered at one time; provided that, if the number of shares so delivered includes a fractional share, such number shall be rounded to the nearest whole number of shares. If the Participant has in effect a Deferral Election pursuant to Section 6(c), then such shares shall be delivered in five equal annual installments (together with dividends attributable to such shares credited to such Deferred Stock Account), with the first such installment being delivered on the first anniversary of the Delivery Date; provided that, if in order to equalize such installments, fractional shares would have to be delivered, such installments shall be adjusted by rounding to the nearest whole share. If any such shares are to be delivered after the Participant has died or become legally incompetent, they shall be delivered to the Participant's estate or legal guardian, as the case may be, in accordance with the foregoing; provided that, if the Participant dies with a Deferral Election pursuant to
Section 6(c) in effect, the Committee shall deliver all remaining undelivered shares to the Participant's estate immediately. References to a Participant in this Plan shall be deemed to refer to the Participant's estate or legal guardian, where appropriate.

(b) The Company may, but shall not be required to, create a grantor trust or utilize an existing grantor trust (in either case, "Trust") to assist it in accumulating the shares of Common Stock
needed to fulfill its obligations under this  Section 8.   However,
Participants shall have no beneficial or other interest in the Trust and the assets thereof, and their rights under the Plan shall be as general creditors of the Company, unaffected by the existence or nonexistence of the Trust, except that deliveries of Stock Retainers to Participants from the Trust shall, to the extent thereof, be treated as satisfying the Company's obligations under this Section 8.

9.  Share Certificates; Voting and Other Rights.

The certificates for shares delivered to a Participant pursuant to
Section 8 above shall be issued in the name of the Participant, and from and after the date of such issuance the Participant shall be entitled to all rights of a shareholder with respect to Common
Stock for all such shares issued in his or her name, including the right to vote the shares, and the Participant shall receive all dividends and other distributions paid or made with respect thereto.

10.  General Restrictions.

(a) Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under the Plan prior to fulfillment of all of the following conditions:

(i) Listing or approval for listing upon official notice of issuance of such shares on the New York Stock Exchange, Inc., or such other securities exchange as may at the time be a market for the Common Stock;

(ii) Any registration or other qualification of such shares under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, upon the advice of counsel, deem necessary or advisable; and

(iii) Obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, after receiving the advice of counsel, determine to be necessary or advisable.

(b) Nothing contained in the Plan shall prevent the Company from adopting other or additional compensation arrangements for the Participants.

11.  Shares Available.

Subject to Section 12 below, the maximum number of shares of Common Stock which may in the aggregate be paid as Stock Retainers pursuant to the Plan is Three Million (3,000,000). Shares of Common Stock issueable under the Plan may be taken from treasury shares of the Company or purchased on the open market.

12.  Adjustments; Change of Control.

(a) In the event that there is, at any time after the Board adopts the Plan, any change in corporate capitalization, such as a stock split, combination of shares, exchange of shares, warrants or rights offering to purchase Common Stock at a price below its fair market value, reclassification, or recapitalization, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other extraordinary distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company (each of the foregoing a "Transaction"), in each case other than any such Transaction which constitutes a Change of Control (as defined below), (i) the Deferred Stock Accounts shall be credited with the amount and kind of shares or other property which would have been received by a holder of the number of shares of Common Stock held in such Deferred Stock Account had such shares of Common Stock been outstanding as of the effectiveness of any such Transaction, (ii) the number and kind of shares or other property subject to the Plan shall likewise be appropriately adjusted to reflect the effectiveness of any such Transaction and (iii) the Committee shall appropriately adjust any other relevant provisions of the Plan and any such modification by the Committee shall be binding and conclusive on all persons.

(b) If the shares of Common Stock credited to the Deferred Stock Accounts are converted pursuant to Section 12(a) into another form of property, references in the Plan to the Common Stock shall be deemed, where appropriate, to refer to such other form of property, with such other modifications as may be required for the Plan to operate in accordance with its purposes. Without limiting the generality of the foregoing, references to delivery of certificates for shares of Common Stock shall be deemed to refer to delivery of cash and the incidents of ownership of any other property held in the Deferred Stock Accounts.

(c) In lieu of the adjustment contemplated by Section 12(a), in the event of a Change of Control, the following shall occur on the date of the Change of Control: (i) the shares of Common Stock held in each Participant's Deferred Stock Account shall be deemed to be issued and outstanding as of the Change of Control; (ii) the Company shall forthwith deliver to each Participant who has a Deferred Stock Account all of the shares of Common Stock or any other property held in such Participant's Deferred Stock Account; and (iii) the Plan shall be terminated.

(d) For purposes of this Plan, Change of Control shall mean any of the following events:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (a) the then outstanding shares of common stock of the Company ("Outstanding Company Common Stock") or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors ("Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of
Control: (a) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company), (b) any acquisition by the Company, (c) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (d) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (a), (b) and (c) of paragraph (iii) of this Section 12(d) are satisfied; or

(ii) Individuals who, as of the date hereof, constitute the Board of the Company (as of the date hereof, "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Approval by the shareholders of the Company of a reorganization, merger, binding share exchange or consolidation, unless, following such reorganization, merger, binding share exchange or consolidation (a) more than sixty percent (60%) of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, binding share exchange or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger, binding share exchange or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, binding share exchange or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (b) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such reorganization, merger, binding share exchange or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger, binding share exchange or consolidation, directly or indirectly, twenty percent (20%) or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, binding share exchange or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (c) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger, binding share exchange or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger, binding share exchange or consolidation; or

(iv) Approval by the shareholders of the Company of (a) a complete liquidation or dissolution of the Company or (b) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (x) more than sixty percent (60%) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (y) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, twenty percent (20%) or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (z) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

13.  Administration; Amendment and Termination.

(a) The Plan shall be administered by a committee consisting of three members who shall be the current directors of the Company or senior executive officers or other directors who are not Participants as may be designated by the Chief Executive Officer ("Committee"), which shall have full authority to construe and interpret the Plan, to establish, amend and rescind rules and regulations relating to the Plan, and to take all such actions and make all such determinations in connection with the Plan as it may deem necessary or desirable. (b) The Board may from time to time make such amendments to the Plan, including to preserve or come within any exemption from liability under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as it may deem proper and in the best interest of the Company without further approval of the Company's stockholders, provided that, to the extent required under New York law or to qualify transactions under the Plan for exemption under Rule 16b-3 promulgated under the Exchange Act, no amendment to the Plan shall be adopted without further approval of the Company's stockholders and, provided, further, that if and to the extent required for the Plan to comply with Rule 16b-3 promulgated under the Exchange Act, no amendment to the Plan shall be made more than once in any six
(6) month period that would change the amount, price or timing of the grants of Common Stock hereunder other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder. (c) The Board may terminate the Plan at any time by a vote of a majority of the members thereof.

14.  Micellaneous.

(a) Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any Director for reelection by the Company's shareholders or to limit the rights of the shareholders to remove any Director.

(b) The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock pursuant to the Plan, that a Participant make arrangements satisfactory to the Committee for the withholding of any taxes required by law to be withheld with respect to the issuance or delivery of such shares, including without limitation by the withholding of shares that would otherwise be so issued or delivered, by withholding from any other payment due to the Participant, or by a cash payment to the Company by the Participant.

15.  Governing Law.

The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Nevada.

Urbana.ca, Inc.


By:   /s/  Robert S. Tyson
Robert S. Tyson, Secretary

z                                      EX-4.4

                              MEDIA CONSULTING CONTRACT

This Media Consulting Contract (the "Contract") is made this 2nd day of April, 2001 by and between Urbana.ca, Inc., a Nevada corporation (the "Client"), with offices located at 750 - West Pender Street, Suite 804, Vancouver, BC, Canada, V6C-2T8, and Loretta Paul (the "Consultant"), d.b.a. Gruntwerk Media Enterprises, a sole proprietorship with offices at 5800 Andrews Road, Suite 115, Richmond, BC, V7E-6M2.

In consideration of the mutual promises of the parties hereto, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.  Conditions and Effective Date

This Contract shall not take effect, and consultant shall have no obligation to provide services as described herein, until client pays the retainer set forth below and returns a signed copy of this Contract, however, the effective date shall be retroactive to the date Consultant first provides services.

2.  Scope of Duties

Client herby hires Consultant to provide media related consulting services in connection with the operations of its business plan as it pertains to the ergonomic design, imaging, media exposure and sale of the Company's "set-top box" product line as well as design and artistic rendering of content pages on the Company's LocalNet Portals. Consultant also agrees to provide same general services for any peripheral products developed or marketed by the Client. Such services shall also provide advertising liaison from time to time as required.

3.  Term of Engagement and Termination

The term of engagement shall be for one (1) year from the effective date and may be terminated by either party on 30 days written notice.

4.  Retainer and Expenses

Consultant agrees to accept a retainer of 250,000 shares in the capital of the Client. Said shares shall be validly issued as fully paid and unrestricted Common Shares. The shares shall also be full compensation to the Consultant for all expenses incurred by the Consultant in performance of this Contract. The shares shall be issued to Loretta Paul and be delivered forthwith to the Consultant's address as appears above.

5.  Assignment

This Contract may not be assigned by either party without the written consent of the other party wherein such consent shall not be unreasonable withheld.

6.  Entire Agreement

This Contract represents the entire agreement between the parties hereto. It is acknowledged by both parties that they may be required to enter into certain agreements or file documents with the SEC in the course of registering the shares described herein.

IN WITNESS WHEREOF, the parties have caused this Contract to be executed and delivered as of the date first written above.

CLIENT:                                      CONSULTANT:

Urbana.ca, Inc                               Loretta Paul
                                             d.b.a. Gruntwerk Media
                                             Enterprises


By: /s/  David M. Groves                    /s/  Loretta Paul
David M. Groves, President                  Loretta Paul

                                 EX-4.5

                  AGREEMENT FOR CONSULTING SERVICES

April 3, 2001


Mr. Mark Enchin
120 Niska RD
Guelph,ON N1G 1A5

Dear Mr. Enchin:

The following will serve as an agreement for the consulting services between Mark Enchin, (hereafter referred to as the "Consultant") to Urbana.ca Enterprises Corp. (hereafter referred to as the "Company").

1. The term of this agreement is three (3) months from the date of the signed agreement and supercedes any previous written or oral contract made by any representatives of the Company. The Consultant will report to Mr. Rick Whittaker, Vice President, Business Development.

2. The Consultant's duties will be to identify new portal applications and design a real estate portal which can be used by local real estate agents.

3. For consideration of 150,000 Urbana.ca shares the Consultant will transfer the unencumbered ownership of a completed and operational real estate portal (including source code) to Urbana.
Said shares are subject to registration under exemption S-8 which the Company shall undertake at its earliest reasonable opportunity.

4.  Expenses will be paid monthly upon pre-approved expenses.

5. As part of the Consulting Agreement the Consultant will be required to sign a Confidentiality and Non-Competitive Agreement currently being developed by the Company's Counsel.

                        DUTIES UPON TERMINATION

Upon termination of this Agreement for any reason, the Consultant shall promptly deliver the following in accordance with the directions of the Company:

(a) A final accounting, reflecting the balance of expenses incurred on behalf of the Company as of the date of termination;

(b) All documents pertaining to the Company or this Agreement, including but not limited to all books of account, correspondence, company property and contracts provided that the Manager shall be entitled thereafter to inspect, examine and copy all of the documents which it delivers in accordance with this provision at all reasonable times upon three days notice to the Company.

                        OWNERSHIP OF WORK PRODUCT

All reports, documents, concepts, products and processes together with any marketing schemes, business or sales contracts, or any business opportunities prepared, produced, developed, or acquired, by or at the direction of the Consultant, directly or indirectly, in connection with or otherwise developed or first reduced to practice by the Consultant performing the services (collectively, the "Work Product") shall belong exclusively to the Company which shall be entitled to all right, interest, profits or benefits in respect thereof.

                             CONFIDENTIALITY

The Consultant shall not disclose any information, documents, or Work Product concerning the Existing Company Interests to which the Consultant may have access by virtue of its performance of the services to any person not expressly authorized by the
Company for that purpose.   The Company acknowledges that
government documents or containing information concerning the Existing Company Interests that were not prepared by the Company are excluded from the prohibited disclosure under this Section.

Any development work that any consultant or employee does for the company is the exclusive property of Urbana.ca, Inc., including all designs, code and source code, executable code and related program files. The Intellectual Property (IP) of it is the exclusive property of ours, and the consultant or employee will have no right, title or use of the Intellectual Property. No license from the company is granted or implied to the consultant to use the IP, or any component of the IP. Also, the notes, documents, drawings, all code and source code revisions and documentation and all previously mentioned items above must be delivered to us before invoices will be signed off.

No invoice for any technology, development or product (under
John Cullen's control) is to be paid without his signature and date on the invoice until a purchase order system is in place for pre-approval of goods and services purchased.

The consultant or employee will have no right to file for patents or trademarks for the Intellectual Property without the written permission of the company, and if written permission is given to file for patents or trademarks, the Patent must be file by our Patent Attorney and under full ownership and control of the company. The consultant or employee developing the technology will be credited on the Patent Application as the inventor.

The consultant will provide a listing of current proprietary
IP (or applicable work in progress) that the executive of the company will not consider company property. The intent of this is to define what is considered proprietary to the consultant and what will be paid for and developed for and owned by the company.

                                   NON-COMPETE

The consultant agrees to refrain from competing with the company for a term of one year after the termination or self-determined departure from the company with any competitor conducting the same or similar business.

                         SECRECY AND NON DISCLOSURE

The consultant's IP and Code, upon a mutually consented arrangement, the company will license or purchase this IP or Code from the consultant.

Please take the opportunity to consult a lawyer of your choice assuring that you fully understand and agree with the terms of your employment. Please arrange to sign the attached copy of this letter and return it to me as soon as possible

Yours truly,


/s/  Rick Whittaker
Rick Whittaker
Vice President, Business Development


Signed in Guelph this 20th day of April, 2001


Mark Enchin:                                      Witnessed:


/s/  Mark Enchin                                  /s/  Lynn Coverdale
Mark Enchin                                       Lynn Coverdale


On Behalf of Urbana Enterprises Inc.              Witnessed:


/s/  Rick Whittaker                              /s/  Lynn Coverdale
Rick Whittaker                                   Lynn Coverdale
Vice President, Business Development

                                      EX-4.6

                           CONSULTING SERVICES AGREEMENT

This Consulting Services Agreement ("Agreement"), dated June
8, 2001, is made by and between William Haseltine, an individual
("Consultant"), whose address is 604 North Greenbrier Street,
Arlington, Virginia 22203, and Urbana.ca, Inc., a Nevada corporation ("Client"), having its principal place of business at 750 West Pender Street, Suite 804, Vancouver, British Columbia V6C 2T8.

WHEREAS, Consultant has extensive background and contacts in the area of federal securities laws and regulations;

WHEREAS, Consultant desires to be engaged by Client to provide information, evaluation and consulting services to the Client in his area of knowledge and expertise on the terms and subject to the conditions set forth herein;

WHEREAS, Client is a publicly held corporation with its common stock shares trading on the Over the Counter Bulletin Board under the ticker symbol "URBA," and desires to further develop its business and increase it's common stock share's value; and

WHEREAS, Client desires to engage Consultant to provide information, evaluation and consulting services to the Client in his area of knowledge and expertise on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration for those services Consultant provides to Client, the parties agree as follows:

1.  Services of Consultant.

Consultant agrees to perform for Client all necessary services required in working to bring about the effectiveness of a Form SB-2 registration statement previously filed with the Securities and Exchange Commission by Client. As such Consultant will provide bona fide services to Client. The services to be provided by Consultant will not be in connection with the offer or sale of securities in a capital-raising transaction, and will not directly or indirectly promote or maintain a market for Client's securities.

2.  Consideration.

Client agrees to pay Consultant, as his fee and as consideration for services provided, Thirty Thousand (30,000) shares of S-8 free trading common stock in Client. Shares are due and payable immediately upon the effectiveness of the Form S-8
Registration Statement with the U.S. Securities and Exchange
Commission and with any appropriate states securities administrator.

3.  Confidentiality.

Each party agrees that during the course of this Agreement, information that is confidential or of a proprietary nature may be disclosed to the other party, including, but not limited to, product and business plans, software, technical processes and formulas, source codes, product designs, sales, costs and other unpublished financial information, advertising revenues, usage rates, advertising relationships, projections, and marketing data ("Confidential Information"). Confidential Information shall not include information that the receiving party can demonstrate (a) is, as of the time of its disclosure, or thereafter becomes part of the public domain through a source other than the receiving party,
(b) was known to the receiving party as of the time of its disclosure, (c) is independently developed by the receiving party , or (d) is subsequently learned from a third party not under a confidentiality obligation to the providing party.

4.  Late Payment.

Client shall pay to Consultant all fees within fifteen (15) days of the due date. Failure of Client to finally pay any fees within fifteen (15) days after the applicable due date shall be deemed a material breach of this Agreement, justifying suspension of the performance of the "Services" provided by Consultant, will be sufficient cause for immediate termination of this Agreement by Consultant. Any such suspension will in no way relieve Client from payment of fees, and, in the event of collection enforcement, Client shall be liable for any costs associated with such collection, including, but not limited to, legal costs, attorneys' fees, courts costs, and collection agency fees.

5.  Indemnification.

(a)  Client.

Client agrees to indemnify, defend, and shall hold harmless Consultant and /or his agents, and to defend any action brought against said parties with respect to any claim, demand, cause of action, debt or liability, including reasonable attorneys' fees to the extent that such action is based upon a claim that: (i) is true, (ii) would constitute a breach of any of Client's representations, warranties, or agreements hereunder, or (iii) arises out of the negligence or willful misconduct of Client, or any Client Content to be provided by Client and does not violate any rights of third parties, including, without limitation, rights of publicity, privacy, patents, copyrights, trademarks, trade secrets, and/or licenses.

(b)  Consultant.

Consultant agrees to indemnify, defend, and shall hold harmless Client, its directors, employees and agents, and defend any action brought against same with respect to any claim, demand, cause of action, debt or liability, including reasonable attorneys' fees, to the extent that such an action arises out of the gross negligence or willful misconduct of Consultant.

(c)  Notice.

In claiming any indemnification hereunder, the indemnified party shall promptly provide the indemnifying party with written notice of any claim, which the indemnified party believes falls within the scope of the foregoing paragraphs. The indemnified party may, at its expense, assist in the defense if it so chooses, provided that the indemnifying party shall control such defense, and all negotiations relative to the settlement of any such claim. Any settlement intended to bind the indemnified party shall not be final without the indemnified party's written consent, which shall not be unreasonably withheld.

6.  Limitation of Liability.

Consultant shall have no liability with respect to Consultant's obligations under this Agreement or otherwise for consequential, exemplary, special, incidental, or punitive damages even if Consultant has been advised of the possibility of such damages. In any event, the liability of Consultant to Client for any reason and upon any cause of action, regardless of the form in which the legal or equitable action may be brought, including, without limitation, any action in tort or contract, shall not exceed ten percent (10%) of the fee paid by Client to Consultant for the specific service provided that is in question.

7.  Termination and Renewal.

(a)  Term.

This Agreement shall become effective on the date appearing next to the signatures below and terminate one (1) year thereafter. Unless otherwise agreed upon in writing by Consultant and Client, this Agreement shall not automatically be renewed beyond its Term.

(b)  Termination.

Either party may terminate this Agreement on thirty (30) calendar days written notice, or if prior to such action, the other party materially breaches any of its representations, warranties or obligations under this Agreement. Except as may be otherwise provided in this Agreement, such breach by either party will result in the other party being responsible to reimburse the non-defaulting party for all costs incurred directly as a result of the breach of this Agreement, and shall be subject to such damages as may be allowed by law including all attorneys' fees and costs of enforcing this Agreement.

(c)  Termination and Payment.

Upon any termination or expiration of this Agreement, Client shall pay all unpaid and outstanding fees through the effective date of termination or expiration of this Agreement. And upon such termination, Consultant shall provide and deliver to Client any and all outstanding services due through the effective date of this Agreement.

8.  Miscellaneous.

(a)  Independent Contractor.

This Agreement establishes an "independent contractor" relationship between Consultant and Client.

(b)  Rights Cumulative; Waivers.

The rights of each of the parties under this Agreement are cumulative. The rights of each of the parties hereunder shall not be capable of being waived or varied other than by an express waiver or variation in writing. Any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right. Any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right. No act or course of conduct or negotiation on the part of any party shall in any way preclude such party from exercising any such right or constitute a suspension or any variation of any such right.

(c)  Benefit; Successors Bound.

This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights, and benefits hereof, shall be binding upon, and shall inure to the benefit of, the undersigned parties and their heirs, executors, administrators, representatives, successors, and permitted assigns.

(d)  Entire Agreement.

This Agreement contains the entire agreement between the parties with respect to the subject matter hereof. There are no promises, agreements, conditions, undertakings, understandings, warranties, covenants or representations, oral or written, express or implied, between them with respect to this Agreement or the matters described in this Agreement, except as set forth in this Agreement. Any such negotiations, promises, or understandings shall not be used to interpret or constitute this Agreement.

(e)  Assignment.

Neither this Agreement nor any other benefit to accrue hereunder shall be assigned or transferred by either party, either in whole or in part, without the written consent of the other party, and any purported assignment in violation hereof shall be void.

(f)  Amendment.

This Agreement may be amended only by an instrument in writing executed by all the parties hereto.

(g)  Severability.

Each part of this Agreement is intended to be severable. In the event that any provision of this Agreement is found by any court or other authority of competent jurisdiction to be illegal or unenforceable, such provision shall be severed or modified to the extent necessary to render it enforceable and as so severed or modified, this Agreement shall continue in full force and effect.

(h)  Section Headings.

The Section headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(i)  Construction.

Unless the context otherwise requires, when used herein, the singular shall be deemed to include the plural, the plural shall be deemed to include each of the singular, and pronouns of one or no gender shall be deemed to include the equivalent pronoun of the other or no gender.

(j)  Further Assurances.

In addition to the instruments and documents to be made, executed and delivered pursuant to this Agreement, the parties hereto agree to make, execute and deliver or cause to be made, executed and delivered, to the requesting party such other instruments and to take such other actions as the requesting party may reasonably require to carry out the terms of this Agreement and the transactions contemplated hereby.

(k)  Notices.

Any notice which is required or desired under this Agreement shall be given in writing and may be sent by personal delivery or by mail (either a. United States mail, postage prepaid, or b. Federal Express or similar generally recognized overnight carrier), addressed as follows (subject to the right to designate a different address by notice similarly given):

To Client:

David M. Groves, President
Urbana.ca, Inc.
22 Haddington Street
Cambridge, Ontario N1R 1B9

To Consultant:

William Haseltine
604 North Greenbrier Street
Arlington, Virginia 22203

(l)  Governing Law.

This Agreement shall be governed by the interpreted in accordance with the laws of the State of Nevada without reference to its conflicts of laws rules or principles. Each of the parties consents to the exclusive jurisdiction of the federal courts of the State of California in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions.

(m)  Consents.

The person signing this Agreement on behalf of each party hereby represents and warrants that he has the necessary power, consent and authority to execute and deliver this Agreement on behalf of such party.

(n)  Survival of Provisions.

The provisions contained in paragraphs 3, 5, 6, and 8 of this Agreement shall survive the termination of this Agreement.

(o)  Execution in Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and have agreed to and accepted the terms herein on the date written above.


                                          Urbana.ca, Inc.


                                          By : /s/  David M. Groves
                                          David M. Groves, President


                                          William Haseltine


                                         /s/  William Haseltine

                                     EX-5

                             OPINION RE: LEGALITY

                               Brian F. Faulkner
                        A Professional Law Corporation
                         3900 Birch Street, Suite 113
                       Newport Beach, California 92660
                               (949) 975-0544


June 26, 2001


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Urbana.ca, Inc. - Form S-8 POS

Dear Sir/Madame:

I have acted as counsel to Urbana.ca, Inc., a Nevada corporation ("Company"), in connection with its Registration Statement on Form S-8 relating to the registration of 580,000 shares of its common stock ("Shares"), $0.001 par value per Share. The Shares are issuable pursuant to the Company's Amended and Restated Retainer Stock Plan for Non-Employee Directors and Consultants.

In my representation I have examined such documents, corporate records, and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including, but not limited to, the Articles of Incorporation, and all amendments thereto, and Bylaws of the Company.

Based upon and in reliance on the foregoing, and subject to the qualifications and assumptions set forth below, it is my opinion that the Company is duly organized and validly existing as a corporation under the laws of the State of Nevada, and that the Shares, when issued and sold, will be validly issued, fully paid, and non-assessable.

My opinion is limited by and subject to the following:

(a) In rendering my opinion I have assumed that, at the time of each issuance and sale of the Shares, the Company will be a corporation validly existing and in good standing under the laws of the State of Nevada.

(b) In my examination of all documents, certificates and records, I have assumed without investigation the authenticity and completeness of all documents submitted to me as originals, the conformity to the originals of all documents submitted to me as copies and the authenticity and completeness of the originals of all documents submitted to me as copies. I have also assumed the genuineness of all signatures, the legal capacity of natural persons, the authority of all persons executing documents on behalf of the parties thereto other than the Company, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to matters of fact material to this opinion, I have relied upon statements and representations of representatives of the Company and of public officials and have assumed the same to have been properly given and to be accurate.

(c) My opinion is based solely on and limited to the federal laws of the United States of America and the Nevada
Revised Statutes. I express no opinion as to the laws of any other jurisdiction.

Sincerely,



/s/  Brian F. Faulkner
Brian F. Faulkner, Esq.

                                   EX-23.1

                            CONSENT OF ACCOUNTANT

LaBonte & Co.
Chartered Accountants
1095 West Pender Street, Suite 1205
Vancouver, British Columbia V6E 2M6
(604) 682-2778


June 26, 2001


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Urbana.ca, Inc. - Form S-8 POS

Dear Sir/Madame:

As chartered accountants, we hereby consent to the inclusion or incorporation by reference in this Form S-8 POS Registration
Statement dated June 26, 2001, of the following:

Our report to the Stockholders and Directors dated March 7, 2001 for the fiscal years ended December 31, 2000 and 1999.

Our report dated March 31, 2000 to the Directors of Enersphere.com, Inc. for the period from September 28, 1999 to January 8, 2000.

Our report dated March 31, 2000 to the Directors of Urbana.ca
Enterprises Corp. for the period from May 1, 1999 to January 3, 2000.

Our report dated March 31, 2000 to the Directors of E-Bill
Direct Inc. for the period from May 27, 1999 to January 9, 2000.

In addition, we consent to all references to our firm included in this Registration Statement.

Sincerely,


/s/  LaBonte & Co.
LaBonte & Co.

                                      EX-23.2

                                 CONSENT OF COUNSEL

Brian F. Faulkner
A Professional Law Corporation
3900 Birch Street, Suite 113
Newport Beach, California 92660
(949) 975-0544


June 26, 2001


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Urbana.ca, Inc. - Form S-8 POS

Dear Sir/Madame:

I have acted as counsel to Urbana.ca, Inc., a Nevada corporation ("Company"), in connection with its Registration Statement on Form S-8 POS relating to the registration of 580,000 shares of its common stock ("Shares"), $0.001 par value per Share. The Shares are issuable pursuant to the Company's Amended and Restated Retainer Stock Plan for Non-Employee Directors and Consultants. I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

Sincerely,



/s/  Brian F. Faulkner
Brian F. Faulkner, Esq.